China Biologic’s Board Has Appointed Two New Independent Directors
to Boost Corporate Governance

BEIJING, China, April 25, 2012 /PRNewswire/ China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), one of the leading plasma-based biopharmaceutical companies in the People’s Republic of China, today announced that effective April 20, 2012, the Company’s Board of Directors (the “Board”) has appointed Mr. Zhijun Tong and Ms. Sandy (Han) Zhang as two new independent directors of the Company. The Board recently adopted a series of measures to improve the Company’s corporate governance, especially to enhance the independence and transparency of the Board.

Mr. Chao Ming (Colin) Zhao, China Biologic’s President & Chief Executive Officer, said, “We welcome Mr. Tong and Ms. Zhang to our Board of Directors and believe that their valuable additions will contribute to the success of China Biologic. We expect that Ms. Zhang’s acute financial knowledge and Mr. Tong’s diversified broad experience in the pharmaceutical industries, plus his in-depth understanding of the U.S. and Chinese business environment, will give us valuable operational oversight and further enhance our corporate governance program. The two appointments prove that we are taking action based on our new corporate governance policy.”

Mr. Zhijun Tong has served as the chairman of the board of directors of several companies, including Spain Qifa Corporation Ltd., since 1996; Hong Kong Tong’s Group, since 2007; Sunstone (Qingdao) Plant Oil Co., Ltd., since 2008; Sunstone (Qingdao) Food Co., Ltd., since 2009; Shengda (Zhangjiakou) Pharmaceutical Co., Ltd., since 2011; and Shengda (Qianxi) Chinese Medicine Cultivation Co., Ltd., since 2012. He has also served as a director and a vice president of Spain International Haisitan Group since 1993. From 2007 to 2011, Mr. Tong served as the president and director of BMP Sunstone Corporation, a NASDAQ-listed pharmaceutical corporation. He is 52 years old.

Ms. Sandy (Han) Zhang has served as a consultant at Resources Global Professionals Consulting, Shanghai, since 2006. Ms. Zhang also has worked as an associate at Deloitte & Touche Corporate Finance Pte Ltd., Singapore, from May 2005 to May 2006; as a senior auditor at Deloitte & Touche LLP, Singapore, from December 2002 to May 2005; and as a financial manager at Hypac, a division of Terex Corporation, from July 1998 to July 2000. She is 39 years old.

About China Biologic Products, Inc.

China Biologic Products, Inc., through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. and its equity investment in Xi’an Huitian Blood Products Co., Ltd., is one of the leading plasma-based biopharmaceutical companies in China.

China Biologic is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. The Company’s plasma-based biopharmaceutical products are irreplaceable during medical emergencies and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China. Please see the Company’s website www.chinabiologic.com for additional information.

Safe harbor statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2012, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.